Exhibit 99.1

Apple Reports Record First Quarter Results

iPhone, Services, Mac and Apple Watch Set All-Time Records

CUPERTINO, California - January 31, 2017 - Apple® today announced financial results for its fiscal 2017 first quarter ended December 31, 2016. The Company posted all-time record quarterly revenue of $78.4 billion and all-time record quarterly earnings per diluted share of $3.36. These results compare to revenue of $75.9 billion and earnings per diluted share of $3.28 in the year-ago quarter. International sales accounted for 64 percent of the quarter's revenue.

"We're thrilled to report that our holiday quarter results generated Apple's highest quarterly revenue ever, and broke multiple records along the way. We sold more iPhones than ever before and set all-time revenue records for iPhone, Services, Mac and Apple Watch," said Tim Cook, Apple's CEO. "Revenue from Services grew strongly over last year, led by record customer activity on the App Store, and we are very excited about the products in our pipeline."

"Our outstanding business performance resulted in a new all-time record for earnings per share, and over $27 billion in operating cash flow," said Luca Maestri, Apple's CFO. "We returned nearly $15 billion to investors through share repurchases and dividends during the quarter, bringing cumulative payments through our capital return program to over $200 billion."

Apple is providing the following guidance for its fiscal 2017 second quarter:

•	revenue between $51.5 billion and $53.5 billion

•	gross margin between 38 percent and 39 percent

•	operating expenses between $6.5 billion and $6.6 billion

•	other income/(expense) of $400 million

•	tax rate of 26 percent

Apple's board of directors has declared a cash dividend of $0.57 per share of the Company's common stock. The dividend is payable on February 16, 2017 to shareholders of record as of the close of business on February 13, 2017.

Apple will provide live streaming of its Q1 2017 financial results conference call beginning at 2:00 p.m. PST on January 31, 2017 at www.apple.com/investor/earnings-call/. This webcast will also be available for replay for approximately two weeks thereafter.

This press release contains forward-looking statements including without limitation those about the Company's estimated revenue, gross margin, operating expenses, other income/(expense), and tax rate. These statements involve risks and uncertainties, and actual results may differ. Risks and uncertainties include without limitation the effect of competitive and economic factors, and the Company's reaction to those factors, on consumer and business buying decisions with respect to the Company's products; continued competitive pressures in the marketplace; the ability of the Company to deliver to the marketplace and stimulate customer demand for new programs, products, and technological innovations on a timely basis; the effect that product introductions and transitions, changes in product pricing or mix, and/or increases in component costs could have on the Company's gross margin; the inventory risk associated with the Company's need to order or commit to order product components in advance of customer orders; the continued availability on acceptable terms, or at all, of certain components and services essential to the Company's business currently obtained by the Company from sole or limited sources; the effect that the Company's dependency on manufacturing and logistics services provided by third parties may have on the quality, quantity or cost of products manufactured or services rendered; risks associated with the Company's international operations; the Company's reliance on third-party intellectual property and digital content; the potential impact of a finding that the Company has infringed on the intellectual property rights of others; the Company's dependency on the performance of distributors, carriers and other resellers of the Company's products; the effect that product and service quality problems could have on the Company's sales and operating profits; the continued service and availability of key executives and employees; war, terrorism, public health issues, natural disasters, and other circumstances that could disrupt supply, delivery, or demand of products; and unfavorable results of legal proceedings. More information on potential factors that could affect the Company's financial results is included from time to time in the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of the Company's public reports filed with the SEC, including the Company's Form 10-K for the fiscal year ended September 24, 2016 and its Form 10-Q for the fiscal quarter ended December 31, 2016 to be filed with the SEC. The Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

Apple revolutionized personal technology with the introduction of the Macintosh in 1984. Today, Apple leads the world in innovation with iPhone, iPad, Mac, Apple Watch and Apple TV. Apple's four software platforms - iOS, macOS, watchOS and tvOS - provide seamless experiences across all Apple devices and empower people with breakthrough services including the App Store, Apple Music, Apple Pay and iCloud. Apple's more than 100,000 employees are dedicated to making the best products on earth, and to leaving the world better than we found it.

Press Contact:
Kristin Huguet
Apple
khuguet@apple.com
(408) 974-2414

Investor Relations Contacts:
Nancy Paxton
Apple
paxton1@apple.com
(408) 974-5420

Joan Hoover
Apple
hoover1@apple.com
(408) 974-4570

NOTE TO EDITORS: For additional information visit Apple's PR website (www.apple.com/pr), or call Apple's Media Helpline at (408) 974-2042.

© 2017 Apple Inc. All rights reserved. Apple and the Apple logo are trademarks of Apple. Other company and product names may be trademarks of their respective owners.

Apple Inc.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except number of shares which are reflected in thousands and per share amounts)

	Three Months Ended
	December 31, 2016	December 26, 2015
Net sales	$78,351	$75,872
Cost of sales (1)	48,175	45,449
Gross margin	30,176	30,423

Operating expenses:
Research and development (1)	2,871	2,404
Selling, general and administrative (1)	3,946	3,848
Total operating expenses	6,817	6,252

Operating income	23,359	24,171
Other income/(expense), net	821	402
Income before provision for income taxes	24,180	24,573
Provision for income taxes	6,289	6,212
Net income	$17,891	$18,361

Earnings per share:
Basic	$3.38	$3.30
Diluted	$3.36	$3.28

Shares used in computing earnings per share:
Basic	5,298,661	5,558,930
Diluted	5,327,995	5,594,127

Cash dividends declared per share	$0.57	$0.52

(1) Includes share-based compensation expense as follows:
Cost of sales	$229	$204
Research and development	$589	$466
Selling, general and administrative	$438	$408

Apple Inc.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions, except number of shares which are reflected in thousands and par value)

	December 31, 2016	September 24, 2016
ASSETS:
Current assets:
Cash and cash equivalents	$16,371	$20,484
Short-term marketable securities	44,081	46,671
Accounts receivable, less an allowance of $53 in each period	14,057	15,754
Inventories	2,712	2,132
Vendor non-trade receivables	13,920	13,545
Other current assets	12,191	8,283
Total current assets	103,332	106,869

Long-term marketable securities	185,638	170,430
Property, plant and equipment, net	26,510	27,010
Goodwill	5,423	5,414
Acquired intangible assets, net	2,848	3,206
Other non-current assets	7,390	8,757
Total assets	$331,141	$321,686

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Current liabilities:
Accounts payable	$38,510	$37,294
Accrued expenses	23,739	22,027
Deferred revenue	7,889	8,080
Commercial paper	10,493	8,105
Current portion of long-term debt	3,499	3,500
Total current liabilities	84,130	79,006

Deferred revenue, non-current	3,163	2,930
Long-term debt	73,557	75,427
Other non-current liabilities	37,901	36,074
Total liabilities	198,751	193,437

Commitments and contingencies

Shareholders’ equity:
Common stock and additional paid-in capital, $0.00001 par value: 12,600,000 shares authorized; 5,255,423 and 5,336,166 shares issued and outstanding, respectively	32,144	31,251
Retained earnings	100,001	96,364
Accumulated other comprehensive income/(loss)	245	634
Total shareholders’ equity	132,390	128,249
Total liabilities and shareholders’ equity	$331,141	$321,686

Apple Inc.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	Three Months Ended
	December 31, 2016	December 26, 2015
Cash and cash equivalents, beginning of the period	$20,484	$21,120

Operating activities:
Net income	17,891	18,361
Adjustments to reconcile net income to cash generated by operating activities:
Depreciation and amortization	2,987	2,954
Share-based compensation expense	1,256	1,078
Deferred income tax expense	1,452	1,592
Other	(274)	110
Changes in operating assets and liabilities:
Accounts receivable, net	1,697	3,896
Inventories	(580)	(102)
Vendor non-trade receivables	(375)	1,826
Other current and non-current assets	(1,446)	(1,058)
Accounts payable	2,460	(852)
Deferred revenue	42	(29)
Other current and non-current liabilities	1,946	(313)
Cash generated by operating activities	27,056	27,463

Investing activities:
Purchases of marketable securities	(54,272)	(47,836)
Proceeds from maturities of marketable securities	6,525	3,514
Proceeds from sales of marketable securities	32,166	28,262
Payments made in connection with business acquisitions, net	(17)	(86)
Payments for acquisition of property, plant and equipment	(3,334)	(3,612)
Payments for acquisition of intangible assets	(86)	(394)
Payments for strategic investments	—	(126)
Other	(104)	(172)
Cash used in investing activities	(19,122)	(20,450)

Financing activities:
Proceeds from issuance of common stock	—	1
Excess tax benefits from equity awards	178	224
Payments for taxes related to net share settlement of equity awards	(629)	(597)
Payments for dividends and dividend equivalents	(3,130)	(2,969)
Repurchases of common stock	(10,851)	(6,863)
Change in commercial paper, net	2,385	(1,240)
Cash used in financing activities	(12,047)	(11,444)

Increase/(Decrease) in cash and cash equivalents	(4,113)	(4,431)
Cash and cash equivalents, end of the period	$16,371	$16,689

Supplemental cash flow disclosure:
Cash paid for income taxes, net	$3,510	$3,398
Cash paid for interest	$497	$396